Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

  March 31, 2025

Clearwater Analytics Holdings, Inc.

777 W. Main Street

Suite 900

Boise, ID

Re:	Clearwater Analytics Holdings, Inc.

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement relates to (a) the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indefinite number of shares (the “Primary Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), to be sold by the Company and (b) the resale or distribution from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees, of up to 3,833,333 shares of Class A Common Stock (the “Secondary Shares” and together with the Primary Shares, the “Shares”), in one or more offerings from time to time on a delayed or continuous basis.

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Shares and (iv) the Registration Statement and the exhibits thereto.

Austin  Bay Area  Beijing  Boston  Brussels  Chicago  Dallas  Hong Kong  Houston  London  Los Angeles  Miami  Munich  Paris  Riyadh  Salt Lake City  Shanghai  Washington, D.C.

Clearwater Analytics Holdings, Inc.

March 31, 2025

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement;

(ii) a prospectus supplement (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

(iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting, or similar agreement, if applicable, with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v) the Shares will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.

When the Primary Shares have been duly authorized by appropriate corporate action and issued upon receipt of payment therefor, such Primary Shares will be validly issued, fully paid and non-assessable.

2.	The Secondary Shares have been duly authorized and, when issued by the Company, such Secondary Shares will be validly issued, fully paid and non-assessable.

Clearwater Analytics Holdings, Inc.

March 31, 2025

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting such laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP